FIRST AMENDMENT TO LEASE

          This First Amendment to Lease (the “Amendment” or “First Amendment”) is entered into effective as of March l4, 2011, by and between Hines REIT Minneapolis Industrial, LLC, a Delaware limited liability company (“Landlord”), and CyberOptics Corporation, a Minnesota corporation (“Tenant”).

RECITALS

          A.          Landlord and Tenant are now the parties to an Industrial Building Lease dated March 27, 2006, that was originally executed by Tenant and FirstCal Industrial 2 Acquisition, LLC, as Landlord (the “Existing Lease” and as amended by this First Amendment, the “Lease”), pursuant to which Tenant has been leasing approximately 60,217 square feet of rentable area (the “Existing Premises”) in the Building located at 5900 Golden Hills Drive in Golden Valley, Minnesota.

          B.          Landlord and Tenant now wish to reduce the size of the Premises and to extend the Lease Term on the terms and conditions set forth below.

AGREEMENT

          Accordingly, in consideration of the foregoing recitals, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1.          Application of Lease Terms. Except to the extent inconsistent with this Amendment and except to the extent that the terms of this Amendment specifically address a topic, the terms and conditions of the Existing Lease shall apply. Those capitalized terms which are used in this Amendment and are not defined herein shall have the respective meaning given to them in the Existing Lease.

          2.          Extension of Lease Term. The Term of the Lease is hereby extended from its currently scheduled expiration date of June 30, 2011, until 11:59 p.m. on December 31, 2018 (the “First Extended Term”). Any reference to the “Lease Term” or “Term” in the Lease or in any Exhibit thereto shall mean the Lease Term as extended by this First Amendment.

          3.          Reduction of Premises. On or before July 1, 2011, Tenant shall surrender possession to Landlord of the approximately 9,455 square feet of rentable area which is depicted on the floor plan that is attached hereto as Exhibit A-l (the “Reduction Space”) in broom clean condition and with all of Tenant’s personal property removed therefrom. Landlord shall, at Landlord’s expense, promptly thereafter construct a building standard demising wall to separate the Reduction Space from the rest of the Premises. Landlord shall complete the demising wall on the interior of the Premises so that it is sheet-rocked, taped, mudded, sanded and ready for painting. Landlord shall also install, at Landlord’s expense, any HVAC equipment which is required, in Landlord’s commercially reasonable determination, to separate the HVAC systems for the Reduction Space and the Remaining Premises (as defined below) because of the

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construction of such demising wall. Landlord shall, at Tenant’s expense, finish the interior of such demising wall with finishes selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall also, at Tenant’s expense, install, reinstall or modify the HVAC venting, ceiling, lighting, air delivery and fire sprinkler systems in the Remaining Premises to the extent required because of the construction of such demising wall. From and after July 1, 2011, or, if later, the date on which Tenant surrenders possession of the Reduction Space in the condition required above, the term “Premises” wherever it appears in this Lease or in any Amendments and Exhibits thereto shall mean the approximately 50,762 square feet of rentable area that is depicted on Exhibit A-l attached hereto (the “Remaining Premises”), whether or not Landlord has then constructed the demising wall; provided that after the demising wall has been constructed, the Remaining Premises shall be re-measured and the actual rentable square footage of the Remaining Premises and Tenant’s Proportionate Share of Operating Expenses shall be memorialized in a Declaration that shall be prepared by Landlord. Notwithstanding anything to the contrary herein, Tenant shall remain obligated to pay Rent for the Reduction Space through June 30, 2011, or, if later, the date on which Tenant actually surrenders possession of the Reduction Space to Landlord in the condition required above (i.e. in broom clean condition and with all of Tenant’s personal property removed therefrom).

          4.          Rent for Premises. Notwithstanding anything to the contrary in the Existing Lease, Tenant shall pay as Monthly Base Rent for the Premises monthly installments in an amount equal to one-twelfth of the product of:

          (a)          Ten and 92/100 Dollars ($10.92) times the number of square feet of the rentable area of the Existing Premises (i.e. 60,217 square feet) for the period beginning on October 1, 2010, and ending on June 30, 2011;

          (b)          Eight and 00/100 Dollars ($8.00) times the number of square feet of the rentable area of the Premises (based upon an estimated rentable square footage of 50,762 for the Remaining Premises, if necessary, until the actual number of rentable square feet in the Remaining Premises has been determined plus the actual number of rentable square feet in the Reduction Space until the date the Reduction Space is actually surrendered in the condition required above, but only if the Reduction Space has not been surrendered to Landlord on or before July 1, 2011) for the period beginning on July 1, 2011, and ending on December 31, 2011;

          (c)          Eight and 25/100 Dollars ($8.25) times the number of square feet of the rentable area of the Premises for the period beginning on January 1, 2012, and ending on December 31, 2012;

          (d)          Eight and 50/100 Dollars ($8.50) times the number of square feet of the rentable area of the Premises for the period beginning on January 1, 2013, and ending on December 31, 2013;

          (e)          Eight and 75/100 Dollars ($8.75) times the number of square feet of the rentable area of the Premises for the period beginning on January 1, 2014, and ending on December 31, 2014;

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          (f)          Nine and 00/100 Dollars ($9.00) times the number of square feet of the rentable area of the Premises for the period beginning on January 1, 2015, and ending on December 31, 2015;

          (g)          Nine and 25/100 Dollars ($9.25) times the number of square feet of the rentable area of the Premises for the period beginning on January 1, 2016, and ending on December 31, 2016;

          (h)          Nine and 50/100 Dollars ($9.50) times the number of square feet of the rentable area of the Premises for the period beginning on January 1, 2017, and ending on December 31, 2017; and

          (i)          Nine and 75/100 Dollars ($9.75) times the number of square feet of the rentable area of the Premises for the period beginning on January 1, 2018, and ending on December 31, 2018.

Tenant shall remain obligated to pay Tenant’s Proportionate Share of Operating Expenses for the Premises throughout the First Extended Term in accordance with the provisions of the Lease. From and after July 1, 2011, Tenant’s Proportionate Share of Operating Expenses shall be approximately 54.95%; subject to determination of the actual rentable square footage of the Remaining Premises in accordance with Section 3 above. For purposes of determining Tenant’s Proportionate Share of Operating Expenses, the Building contains a total of 92,379 square feet of rentable area. When the actual rentable square footage of the Remaining Premises has been determined, Landlord and Tenant shall make any payment to each other that is necessary to adjust and reconcile any payments of Base Rent and Tenant’s Proportionate Share of Operating Expenses that have been made by Tenant (based upon an estimated rentable square footage of 50,762) with the actual rentable area of the Remaining Premises.

          5.          Condition of Space. Tenant hereby acknowledges that Landlord is under no obligation to make any alterations, decorations, additions or improvements in or to the Premises, nor to bear the cost of the same or to provide any construction, build-out or other allowance to Tenant because of the extension of the Lease Term or the reduction of the Premises, except for Landlord’s obligations under Section 3 above and Section 8 below and Landlord’s obligation to make the First Amendment Allowance and the Supplemental Allowance available to Tenant as described in Sections 6 and 7 below.

          6.          Improvement Allowance. To help pay for the costs which are incurred by Tenant in designing, engineering and constructing any improvements which Tenant desires to make to the Premises including any work to be performed by Landlord for Tenant at Tenant’s expense pursuant to Section 3 above (the “First Amendment Improvements”) or for costs incurred by Tenant for cabling and relocation of Tenant’s furniture, fixtures and equipment during remodeling, Landlord shall make available to Tenant an allowance of Fourteen and 35/100 Dollars ($14.35) per square foot of the actual rentable area of the Remaining Premises (which shall be determined after the demising wall has been constructed by Landlord in accordance with Section 3 above) (the “First Amendment Allowance”). Landlord shall pay the First Amendment Allowance on a monthly basis in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw requests,

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with supporting invoices for actual costs incurred and lien waivers from all contractors and subcontractors; it being agreed, however, that Landlord shall not be required to disburse any portion of the First Amendment Allowance if Tenant is then in default of its obligations under the Lease. If the actual cost of the First Amendment Improvements exceeds the amount of the First Amendment Allowance, Tenant shall pay the excess costs without reimbursement from Landlord as and when such excess costs become due and payable. Notwithstanding the foregoing, Tenant shall have the right to apply up to, but not more than (i) an amount equal to Four and 35/100 Dollars ($4.35) times the actual number of rentable square feet in the Remaining Premises of the First Amendment Allowance as a credit against the installments of Monthly Base Rent which are due and payable on or after the date on which this First Amendment has been fully executed and delivered, and (ii) an amount equal to Five and 00/100 Dollars ($5.00) times the actual number of rentable square feet in the Remaining Premises of the First Amendment Allowance as a credit against the installments of Monthly Base Rent which are due and payable on or after July 1, 2011, in either case, by giving written notice to Landlord of the amounts to be credited and against which installments of the Monthly Base Rent.

          7.          Supplemental Allowance. Landlord also agrees to make available to Tenant a supplemental allowance of Nine and 00/100 Dollars ($9.00) per square foot of the actual rentable area of the Remaining Premises (which shall be determined after the demising wall has been constructed by Landlord in accordance with Section 3 above) (the “Supplemental Allowance”). The Supplemental Allowance may be used as a credit against Base Rent in the manner described below or to pay for costs incurred by in designing, engineering and constructing any First Amendment Improvements during the First Extended Term. For so long as Tenant is not in default under this Lease, Landlord shall pay the Supplemental Allowance on a monthly basis all in accordance with customary construction disbursement procedures and documentation as required by title insurance companies and institutional construction lenders. Landlord shall be permitted to offset against the Supplemental Improvement Allowance any amounts past due to Landlord by Tenant under this Lease. If the actual costs of designing, engineering and constructing the First Amendment Improvements exceed the amount of the First Amendment Allowance and the Supplemental Allowance, Tenant shall pay the excess costs without reimbursement from Landlord as and when such excess costs become due and payable. Landlord’s obligation to make the Supplemental Allowance available to Tenant shall expire with respect to any portion of the Supplemental Allowance which is not used by Tenant prior to the expiration of the First Extended Term. Tenant shall have the right to apply all or any portion of the Supplemental Allowance as a credit against the installments of Monthly Base Rent which are due and payable on or after July 1, 2011, by giving written notice to Landlord of the amounts to be credited and against which installments of the Monthly Base Rent; provided that Tenant may not apply more than an amount equal to One and 30/100 Dollars ($1.30) times the actual number of rentable square feet in the Remaining Premises of the Supplemental Allowance against the Base Rent due during any twelve (12) month period.

          8.          Construction Matters. Landlord shall permit WCL Architects to provide all architectural services (including schematic, design and construction drawings) required in connection with the First Amendment Improvements. The fees for WCL Architects shall be paid by Tenant and may be paid from the First Amendment Allowance. When the final plans and specifications for the First Amendment Improvements have been approved by Landlord (the “Approved Plans”), Landlord shall submit the Approved Plans to three contractors for

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competitive bidding. Upon receipt of the bids, Landlord shall enter into a contract with the general contractor selected by Tenant to perform the First Amendment Improvements (the “General Contractor”). Although Landlord shall oversee the construction of the First Amendment Improvements by the General Contractor, Landlord shall not charge Tenant a supervision fee to oversee such construction. If the cost of designing, engineering and constructing the First Amendment Improvements in accordance with the Approved Plans exceeds an amount equal to Ten Dollars ($10.00) times the actual number of rentable square feet in the Remaining Premises (the “Budgeted Improvement Allowance Threshold”), or if Tenant requests changes to the Approved Plans which increase the cost of constructing the First Amendment Improvements above the Budgeted Improvement Allowance Threshold, then in either case Tenant shall pay any such costs which exceed the Budgeted Improvement Allowance Threshold (the “Excess Costs”) within thirty (30) days after receiving Landlord’s invoice for such Excess Costs. If Tenant fails to pay any Excess Costs within such thirty (30) day period, Landlord shall have the right to pay the Excess Costs from the Supplemental Allowance.

          9.          Construction Representatives. Elizabeth Anderson is hereby designated the individual who Landlord agrees shall be available to meet and consult with Tenant as Landlord’s representative respecting the First Amendment Improvements, and who, as between Landlord and Tenant, shall have the power to legally bind Landlord (“Landlord’s Designated Representative”). Jeff Bertelsen is hereby designated as the individual who Tenant agrees shall be available to meet and consult with Landlord as Tenant’s representative respecting the First Amendment Improvements, and who, as between Tenant and Landlord, shall have the power to legally bind Tenant (“Tenant’s Designated Representative”). Landlord and Tenant shall each have the right to change their respective representatives, and such representatives’ responsibilities, upon notice to the other party given pursuant to the terms of the Lease. All inquiries or instructions from Tenant’s Designated Representative pertaining to the First Amendment Improvements shall be directed in writing to Landlord’s Designated Representative.

          10.          Declaration. Landlord shall promptly after the First Extended Term begins prepare a Declaration (substantially in the form of Exhibit G attached hereto) confirming the First Extended Term Commencement Date, the actual rentable area of the Remaining Premises, Tenant’s Proportionate Share of Operating Expenses and the other information set forth thereon. Tenant shall execute and return such declaration within ten (10) business days after submission. If Tenant fails to execute and return such declaration to Landlord within said ten (10) business day period, Tenant shall be conclusively deemed to have agreed that the information in the declaration is accurate and Tenant shall have thereby waived any right to object to the accuracy of such information unless Landlord has, during said ten (10) business day period, received a written notice from Tenant objecting to such information and describing in detail Tenant’s reasons for so objecting.

          11.          Renewal Options. Tenant shall have the right to extend the Lease Term for two (2) additional periods of three (3) years each on the terms and subject to the conditions set forth in Exhibit H attached hereto.

          12.          Right of Offer. Tenant shall have the Right of Offer to lease certain space which is adjacent to the Premises if such space becomes available for lease on the terms and subject to the conditions set forth in Exhibit I attached hereto.

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          13.          Parking Rights. Tenant shall have the right to use approximately one hundred forty (140) unreserved parking spaces in the adjacent surface parking lot for the Building throughout the Lease Term.

          14.          Operating Expenses. The phrase “but no less than five (5) months after each Operating Year.” in the second line of the first Sentence in Section 3.4 of the Existing Lease is hereby amended to read “but no more than five (5) months after each Operating Year,”.

          15.          Deletion of Existing Lease Provisions. Section 25 (titled “Option to Renew”) and Section 26 (titled “Right of First Opportunity to Lease Contiguous Space”) of the Existing Lease are hereby deleted.

          16.          OFAC Compliance. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”) and related regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, U.S. persons and entities are prohibited from transacting business with persons or entities who, from time to time are determined to have committed, or to pose a risk of committing or supporting, terrorist acts, narcotics trafficking, money laundering and related crimes. Those persons and entities are identified on a list of Specially Designated Nationals and Blocked Persons (the “List”), published and regulated by OFAC. The names, including aliases, of these persons or entities are updated frequently. In addition, OFAC enforces other Executive Orders which, from time to time, impose restrictions on transactions with, or involving certain countries. Tenant hereby certifies and represents that neither it, nor any of its owners, members of its governing body, management, employees or agents is on the List or is acting for, or on behalf any person or entity on the List. Tenant further acknowledges its obligation to remain in compliance with existing and future regulations promulgated by OFAC throughout the Term of the Lease.

          17.          Acknowledgement. Tenant hereby acknowledges and agrees that Tenant now has no extension, renewal, expansion, contraction or early termination rights or rights of first offer or refusal with respect to the Premises or any other space in the Building (collectively, “Modification Rights”); except for Tenant’s Renewal Options as described in Section 11 above and in Exhibit H attached hereto and Tenant’s Right of Offer as described in Section 12 above and in Exhibit I attached hereto. Any provision in the Existing Lease or in any Exhibits thereto that establishes or that might be interpreted to establish any other Modification Rights is hereby deleted.

          18.          Counterparts. This Amendment may be executed in any number of counterparts, all of which will be considered one and the same Amendment notwithstanding that all parties hereto have not signed the same counterpart. Signatures on this Amendment which are transmitted electronically shall be valid for all purposes. Any party shall, however, deliver an original signature for this Amendment to the other party upon request.

          19.          Brokers. Tenant warrants that Tenant has not engaged or dealt with any broker in connection with this First Amendment other than Rick Nelson and Winthrop Commercial, Inc. and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any claim for brokers’ fees or finders’ fees asserted on account of any dealings with Tenant by any other

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broker. Landlord agrees to pay a commission to Winthrop Commercial, Inc. in an amount equal to Two and 60/100 Dollars ($2.60) per square foot of the actual rentable area of the Remaining Premises as payment in full for its services in connection with this First Amendment and all matters contemplated herein; with such commission being due and payable in full within thirty (30) days after the date on which the Declaration in the form of Exhibit G attached hereto has been executed by Landlord to memorialize the actual rentable area of the Remaining Premises.

          20.          Reaffirmation of Existing Lease. Except as expressly amended herein, all of the terms of the Existing Lease remain in full force and effect.

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          IN WITNESS WHEREOF, Tenant has executed this First Amendment to Lease to be effective as of the date first above written.

TENANT:

CYBEROPTICS CORPORATION, a Minnesota corporation

By:
Name:	Kathleen P. Iverson
Title:	President & CEO

          This is signature page to the First Amendment to Lease between Hines REIT Minneapolis Industrial, LLC, a Delaware limited liability company, as Landlord, and CyberOptics Corporation, a Minnesota corporation, as Tenant, with respect to the Premises in the Building which is located at 5900 Golden Hills Drive in Golden Valley, Minnesota.

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          IN WITNESS WHEREOF, Landlord has executed this First Amendment to Lease to be effective as of the date first above written.

LANDLORD:

HINES REIT MINNEAPOLIS INDUSTRIAL, LLC, a Delaware limited liability company

By:
Name:	Edmund Donaldson
Title:	Senior Vice President

          This is signature page to the First Amendment to Lease between Hines REIT Minneapolis Industrial, LLC, a Delaware limited liability company, as Landlord, and CyberOptics Corporation, a Minnesota corporation, as Tenant, with respect to the Premises in the Building which is located at 5900 Golden Hills Drive in Golden Valley, Minnesota.

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EXHIBIT A-1

DEPICTION OF REDUCTION SPACE

AND REMAINING PREMISES

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EXHIBIT G

DECLARATION OF
FIRST EXTENDED TERM COMMENCEMENT DATE

                    This Declaration is made as of ______________, 2011, by and between Hines REIT Minneapolis Industrial, LLC, a Delaware limited liability company (“Landlord”), and CyberOptics Corporation, a Minnesota corporation (“Tenant”).

                    Landlord and Tenant are now the parties to an Industrial Building Lease dated March 27, 2006, that was originally executed by Tenant and FirstCal Industrial 2 Acquisition, LLC, as Landlord, and was amended by a First Amendment to Lease dated February ___, 2011 (the “First Amendment”) (as amended, the “Lease”), pursuant to which Tenant is leasing space in the Building located at 5900 Golden Hills Drive in Golden Valley, Minnesota.

                    In accordance with the First Amendment, Landlord and Tenant hereby memorialize that:

1.	The First Extended Term Commencement Date was July 1, 2011.

2.	The Premises contain _________ square feet of rentable area as of the First Extended Term Commencement Date.

3.	As of the First Extended Term Commencement Date, Tenant’s Proportionate Share of the Operating Expenses is ________%.

                    IN WITNESS WHEREOF, the parties hereto have executed this Declaration as of the date first above written.

TENANT:

CYBEROPTICS CORPORATION, a Minnesota corporation

By:
Name:
Title:

LANDLORD:

HINES REIT MINNEAPOLIS INDUSTRIAL, LLC, a Delaware limited liability company

By:
Name:
Title:

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EXHIBIT H
RENEWAL OPTION

          1.          Subject to the provisions of this Exhibit H, Tenant is hereby granted the option to renew the Term of this Lease (the “Renewal Options”) as to all (but not part) of the Premises for two (2) periods of three (3) years each (the “Renewal Terms”).

          2.          Each Renewal Term shall commence at the expiration of the then present Term or Renewal Term of the Lease.

          3.          If Tenant desires to exercise a Renewal Option, Tenant must give Landlord written notice of such exercise (“Tenant’s Exercise Notice”) no earlier than twelve (12) months, and no later than nine (9) months prior to the expiration of the then-current Term or Renewal Term, as applicable, time being of the essence and timely notice being an express condition to the valid exercise of a Renewal Option. Landlord shall, within thirty (30) days after its receipt of Tenant’s Exercise Notice, send Tenant a notice (“Landlord’s Rental Rate Notice”) to inform Tenant as to Landlord’s determination of the Market Base Rental Rate for the Premises during the Renewal Term.

          4.          The renewal of this Lease pursuant to the exercise of a Renewal Option shall be upon the same terms and conditions of this Lease (including, without limitation, Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses), except:

(a) the Base Rent for the Premises during the Renewal Term shall be the Market Base Rental Rate for the Renewal Term as of the commencement of the Renewal Term;

(b) Tenant shall have no option to renew this Lease beyond the Renewal Terms provided for herein; and

(c) the leasehold improvements will be provided in their then-existing condition (on an “as is” basis-but subject to Section 8 below) at the time each Renewal Term commences.

          5.          Tenant shall have no right to exercise the Renewal Option if CyberOptics Corporation has assigned this Lease other than to an Affiliate or subleased more than twenty five percent (25%) of the rentable area of the Premises other than to an Affiliate.

          6.     If Tenant fails duly and timely to exercise the first Renewal Option hereunder, Tenant’s option for the second Renewal Term shall thereupon automatically terminate and expire.

          7.     Tenant shall not have the right to exercise the Renewal Option if an Event of Default exists and is continuing under this Lease on the date Tenant’s notice is sent under Section 3 above, and if, at any time thereafter until the commencement of the Renewal Term, an Event of Default exists under this Lease, Landlord shall, in addition to any other rights which Landlord may have under this Lease, have the right to terminate this Lease effective as of the scheduled

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expiration date of the then current Term of this Lease and prior to the commencement of the Renewal Term.

          8.     For the purpose of this Lease, the term “Market Base Rental Rate” is understood to mean the amount of cash which a landlord would receive annually by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but being under no compulsion to do so, and assuming a lease containing the same terms and provisions as those herein contained. Market Base Rental Rate shall take into consideration all relevant factors including the condition of the space and the inclusion or absence of a tenant improvement allowance. Landlord and Tenant agree that bona fide written offers to lease comparable space located in the Building from third parties may be used as a factor in determining the Market Base Rental Rate.

          9.     If Landlord and Tenant cannot agree on the Market Base Rental Rate within thirty (30) days after Tenant’s receipt of Landlord’s Rental Rate Notice (it being agreed that both Landlord and Tenant will be reasonable in their attempt to determine the Market Base Rental Rate), either party may cause said rate to be determined by arbitration in accordance with the following provisions:

                         The determination of the Market Base Rental Rate will be determined by an arbitration board consisting of three reputable real estate professionals (including brokers) with experience with first-class industrial/office buildings in the Minneapolis-St. Paul metropolitan area. Within twenty (20) days after initiation of arbitration, each party shall appoint one arbitrator who shall have no material financial or business interest in common with the party making the selection and shall not have been employed by such party for a period of three years prior to the date of selection. If a party fails to give notice of appointment of its arbitrator within the 20-day period provided above, then upon two (2) business days notice the other party may appoint the second arbitrator. The arbitrators selected by the parties shall attempt to agree upon a third arbitrator. If the first two arbitrators are unable to agree on a third arbitrator within thirty (30) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the presiding judge of the Hennepin County District Court, or by any person to whom such presiding judge formally delegates the matter or, if such methods of appointment fail, the American Arbitration Association shall appoint the third arbitrator. The parties will submit to the arbitrators the definition of the Market Base Rental Rate, and each arbitrator shall submit his or her determination in a sealed envelope by the thirtieth (30th) day following appointment of the last arbitrator, and any determination not submitted by such time shall be disregarded. The parties shall meet on said thirtieth (30th) day (or if it is not a business day, on the first business day thereafter) at 11:00 a.m. at the office of Landlord, or such other place as the parties may agree and simultaneously deliver the determinations. If the determinations of at least two of the arbitrators shall be identical in amount such amount shall be deemed the Market Base Rental Rate. If the determination of the three arbitrators shall be different in amount, the Market Base Rental Rate shall be determined as follows:

(i)

If neither the highest or lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the Market Base Rental Rate shall be deemed to be the average of the three determinations; and

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(ii)	If clause (i) does not apply, then the Market Base Rental Rate shall be deemed to be the average of the middle determination and the determination closest in amount to such middle determination.

The decision of the arbitrators, determined as above set forth, will be final and non-appealable. Except where specifically provided otherwise in this Lease, each party shall bear its own expenses in connection with the arbitration and the costs of its arbitrator, and the cost of the third arbitrator shall be shared equally by Landlord and Tenant. The costs of all counsel, experts and other representatives that are retained by a party will be paid by such party.

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EXHIBIT I

RIGHT OF OFFER

          Tenant shall have the right (“Right of Offer”) during the Term of this Lease to elect to lease the approximately 10,000 square feet of adjacent space in the Building which is contiguous to the Premises (or any lesser portion thereof which Landlord is obligated to offer to lease to Tenant in accordance with the terms and conditions of this Exhibit I) and is depicted on Exhibit I-1 attached hereto (the “Right of Offer Space”) on and subject to the terms and conditions set forth in this Exhibit I:

          1.     Landlord shall have the right to lease all or any portion of the Right of Offer Space at any time prior to July 1, 2011, to any third party free from Tenant’s Right of Offer as described in this Exhibit I. From and after July 1, 2011, the Right of Offer Space shall become available for lease by Tenant upon the expiration of (i) all rights to lease the Right of Offer Space, if any, which have been granted prior to July 1, 2011, and (ii) any rights to lease any portion of the Right of Offer Space which have been granted after Tenant has declined to exercise its Right of Offer after having received a Right of Offer Notice. The date following the expiration of all such rights shall be deemed to be the date on which such space becomes available for lease pursuant to this Exhibit I.

          2.      If at any time after July 1, 2011, all or any portion of the Right of Offer Space becomes available for lease and Landlord has a bona fide prospect to lease such space, Landlord shall deliver a notice to Tenant (a “Right of Offer Notice”) stating (i) the portion of the Right of Offer Space which is being considered for lease by the bona fide prospect, (ii) the date Landlord anticipates that such space will be available for delivery, (iii) Landlord’s determination of the Market Base Rental Rate with respect to such space, and (iv) the term such space is available for lease by Tenant.

          3.      Tenant shall have the right to lease all (but not less than all) of the Right of Offer Space being considered by the bona fide prospect by giving Landlord written notice of such election within ten (10) business days after receipt of the Right of Offer Notice, time being of the essence and timely notice being an express condition to the valid exercise of the Right of Offer. If Tenant fails to respond to the Right of Offer Notice within such ten (10) business day period, Landlord shall have the right to lease the Right of Offer Space which is described in the Right of Offer Notice to any party other than Tenant at any time during the one hundred twenty (120) day period which begins on the day after the expiration of such ten (10) business day period. If Landlord has not leased the Right of Offer Space which is described in the Right of Offer Notice within such one hundred twenty (120) day period, Landlord shall once again be obligated to offer such Right of Offer Space to Tenant in accordance with the terms of this Exhibit I. If, at any time, Landlord leases a portion of the Right of Offer Space, the un-leased portion of the Right of Offer Space shall remain subject to Tenant’s Right of Offer as described in this Exhibit I

          4.      Tenant may not elect to lease Right of Offer Space pursuant to this Exhibit I during the last eighteen (18) months of the Lease Term, unless Tenant has then exercised a Renewal Option, if available (which Tenant may exercise contemporaneously with its exercise of such

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Right of Offer).

          5.     Any space which Tenant elects to lease pursuant to the exercise of its Right of Offer under this Exhibit shall become part of the Premises, and except to the extent expressly provided to the contrary in this Exhibit I (including without limitation, this Section 5), shall be subject to the terms of this Lease applicable thereto, without modification, and the term of this Lease shall commence for such Right of Offer Space upon the date (the “Right of Offer Space Rent Commencement Date”) such space is delivered to Tenant as provided in Section 8 below.

          6.      Base Rent for any Right of Offer Space (the “Right of Offer Space Rent”) shall be the Market Base Rental Rate for such Right of Offer Space determined as of the applicable Right of Offer Space Rent Commencement Date. Tenant shall also be obligated to pay Tenant’s Proportionate Share of Operating Expenses for any Right of Offer Space. As provided in Section 2 above, Landlord shall give Tenant notice of Landlord’s reasonable determination of the Market Base Rental Rate for the Right of Offer Space. If Landlord and Tenant cannot agree on the determination of the Market Base Rental Rate within thirty (30) days after Tenant receives the Right of Offer Notice and Tenant nonetheless timely exercises its Right of Offer for the Right of Offer Space, the determination of the Market Base Rental Rate will be submitted to arbitration in accordance with this Exhibit I. If the arbitration has not been completed on the applicable Right of Offer Space Rent Commencement Date, Tenant will pay, in monthly installments (and in addition to and not in lieu of the Rent due with respect to the Premises [exclusive of such Right of Offer Space]), one-twelfth of Landlord’s reasonable determination of the Right of Offer Space Rent, plus Tenant’s Proportionate Share of Operating Expenses for such Right of Offer Space. Upon determination of the Market Base Rental Rate by arbitration, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as appropriate, the amount equal to the overpayment or underpayment of the Right of Offer Space Rent from the applicable Right of Offer Space Rent Commencement Date until the determination of the Market Base Rental Rate by arbitration. Commencing as of the later of the determination of such Market Base Rental Rate or the applicable Right of Offer Space Rent Commencement Date, and on the first day of each and every month thereafter, Tenant shall pay to Landlord in addition to the Rent then in effect with respect to the Premises (exclusive of such Right of Offer Space), an amount equal to one-twelfth (1/12th) of the Right of Offer Space Rent, plus Tenant’s Proportionate Share of Operating Expenses with respect to such Right of Offer Space.

          7.     The Term of this Lease shall expire for all Right of Offer Space upon the expiration of the Term for the rest of the Premises, unless, as specified in Landlord’s notice, such space is not available to be leased to Tenant through the expiration of the Term for the rest of the Premises (in which event such shorter term specified in the Landlord’s notice shall apply to any such Right of Offer Space).

          8.     Landlord shall not be obligated to make any improvements to any Right of Offer Space and Tenant shall not be entitled to any construction, build-out or other allowance with respect thereto. Tenant shall accept any Right of Offer Space or permitted portion thereof in its “as is” condition on the applicable Right of Offer Space Rent Commencement Date, unless Landlord agrees, in Landlord’s sole discretion, to make any improvements or to provide any allowances, in which case the cost thereof shall be taken into account in the determination of the

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Market Base Rental Rate for the Right of Offer Space.

          9.     As soon as reasonably possible the parties shall execute an amendment to this Lease, in the form prepared by Landlord, adding to the Premises any Right of Offer Space which Tenant has elected to lease.

          10.     This Exhibit I shall in no event constitute a covenant or guarantee by Landlord that any Right of Offer Space will be available for lease by Tenant at any time, except as expressly set forth in this Exhibit I.

          11.     Tenant shall have no right to exercise the Right of Offer if an Event of Default exists under this Lease at the time a Right of Offer Notice is given under Section 2 above and, if at any time thereafter until the applicable Right of Offer Space Rent Commencement Date, an Event of Default exists and is continuing under this Lease, Landlord shall, in addition to any other rights which Landlord may have under this Lease, have the right to terminate Tenant’s right to lease the Right of Offer Space by giving Tenant written notice of such termination.

          12.     If at the time Landlord would be required to provide Tenant with a Right of Offer Notice pursuant to Section 2 above, Tenant has assigned this Lease other than to an acquiring entity or Affiliate or subleased any portion of the Premises other than to an Affiliate, Landlord shall have no obligation to provide Tenant with notice of such Right of Offer Space and Tenant’s Right of Offer to lease such Right of Offer Space shall terminate and have no further force or effect

          13.     Landlord shall not be liable for failure to give possession of any Right of Offer Space by reason of any holding over or retention of possession by any previous tenants or occupants of same, nor shall such failure impair the validity of this Lease. However, Landlord does agree to use reasonable diligence to deliver possession of the Right of Offer Space in accordance with the provisions of this Exhibit I.

          14.     For the purpose of this Lease, the term “Market Base Rental Rate” is understood to mean the amount of cash which a landlord would receive annually by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but being under no compulsion to do so, and assuming a lease containing the same terms and provisions as those herein contained. Market Base Rental Rate shall take into consideration all relevant factors including the condition of the space, any leasehold improvement allowances and other concessions generally available in the market. Landlord and Tenant agree that bona fide written offers to lease comparable space located in the Building from third parties may be used as a factor in determining the Market Base Rental Rate.

          15.     If Tenant and Landlord cannot agree to the Market Base Rental Rate (it being agreed that both Landlord and Tenant will be reasonable in their attempt to determine the Market Base Rental Rate), either party may cause said rate to be determined by arbitration in accordance with the following provisions:

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The determination of the Market Base Rental Rate will be determined by an arbitration board consisting of three reputable real estate professionals (including brokers) with experience with first-class industrial/office buildings in the Minneapolis-St. Paul metropolitan area. Within twenty (20) days after initiation of arbitration, each party shall appoint one arbitrator who shall have no material financial or business interest in common with the party making the selection and shall not have been employed by such party for a period of three years prior to the date of selection. If a party fails to give notice of appointment of its arbitrator within the twenty (20) day period specified above, then upon two (2) business days notice the other party may appoint the second arbitrator. The arbitrators selected by the parties shall attempt to agree upon a third arbitrator. If the first two arbitrators are unable to agree on a third arbitrator within thirty (30) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the presiding Judge of the Hennepin County District Court, or by any person to whom such presiding judge formally delegates the matter or, if such methods of appointment fail, the American Arbitration Association shall appoint the third arbitrator. The parties will submit to the arbitrators the definition of the Market Base Rental Rate from this Exhibit I, and each arbitrator shall submit his or her determination in a sealed envelope by the thirtieth (30th) day following appointment of the last arbitrator, and any determination not submitted by such time shall be disregarded. The parties shall meet on said thirtieth (30th) day (or if it is not a business day, on the first business day thereafter) at 11:00 a.m. at the office of Landlord, or such other place as the parties may agree and simultaneously deliver the determinations. If the determinations of at least two of the arbitrators shall be identical in amount, such amount shall be deemed the Market Base Rental Rate. If the determination of the three arbitrators shall be different in amount, the Market Base Rental Rate shall be determined as follows:

(i)

If neither the highest or lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the Market Base Rental Rate shall be deemed to be the average of the three determinations; and

(ii)	If clause (i) does not apply, then the Market Base Rental Rate shall be deemed to be the average of the middle determination and the determination closest in amount to such middle determination.

The decision of the arbitrators, determined as above set forth, will be final and non-appealable. Except where specifically provided otherwise in this Lease, each party shall bear its own expenses in connection with the arbitration and the costs of its arbitrator, and the cost of the third arbitrator shall be shared equally by Landlord and Tenant. The costs of all counsel, experts and other representatives that are retained by a party will be paid by such party.

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EXHIBIT I-1

DEPICTION OF RIGHT OF OFFER SPACE

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